Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2023

●	Q3 2023 reported revenue of $315.2 million, up 9.8% year-over-year
●	Q3 2023 constant currency revenue* up 9.7% year over year
●	Q3 2023 constant currency revenue, organic* up 7.1% year-over-year
●	Q3 2023 GAAP operating margin of 11.1%, compared to 6.5% in Q3 2022
●	Q3 2023 non-GAAP operating margin* of 18.3%, compared to 16.1% in Q3 2022
●	Q3 2023 GAAP EPS $0.44, compared to $0.27 in Q3 2022
●	Q3 2023 non-GAAP EPS* of $0.75, compared to $0.64 in Q3 2022
●	Raises fiscal year 2023 financial guidance

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross profit and margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, October 26, 2023 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $315.2 million for the quarter ended September 30, 2023, an increase of 9.8% compared to the quarter ended September 30, 2022. Constant currency revenue, organic, for the third quarter of 2023 increased 7.1% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three and nine-month periods ended September 30, 2023 and 2022 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	September 30,			Impact of foreign	September 30,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$128,385	$110,698	16.0%	$(98)	$128,287	15.9%
Cardiac Intervention	89,106	86,848	2.6%	202	89,308	2.8%
Custom Procedural Solutions	48,624	45,692	6.4%	(63)	48,561	6.3%
OEM	39,969	35,711	11.9%	(223)	39,746	11.3%
Total	306,084	278,949	9.7%	(182)	305,902	9.7%

Endoscopy
Endoscopy Devices	9,146	8,226	11.2%	1	9,147	11.2%

Total	$315,230	$287,175	9.8%	$(181)	$315,049	9.7%

	Nine Months Ended
	Reported				Constant Currency *
	September 30,			Impact of foreign	September 30,
	2023	2022	% Change	exchange	2023	% Change
Cardiovascular
Peripheral Intervention	$368,077	$327,426	12.4%	$2,584	$370,661	13.2%
Cardiac Intervention	268,209	257,909	4.0%	3,214	271,423	5.2%
Custom Procedural Solutions	145,709	141,047	3.3%	1,545	147,254	4.4%
OEM	123,340	106,173	16.2%	(163)	123,177	16.0%
Total	905,335	832,555	8.7%	7,180	912,515	9.6%

Endoscopy
Endoscopy Devices	27,516	25,011	10.0%	71	27,587	10.3%

Total	$932,851	$857,566	8.8%	$7,251	$940,102	9.6%

Merit’s GAAP gross margin for the third quarter of 2023 was 45.1%, compared to GAAP gross margin of 44.8% for the prior year period. Merit’s non-GAAP gross margin* for the third quarter of 2023 was 49.8%, compared to non-GAAP gross margin* of 48.4% for the third quarter of 2022.

Merit’s GAAP net income for the third quarter of 2023 was $25.8 million, or $0.44 per share, compared to GAAP net income of $15.3 million, or $0.27 per share, for the third quarter of 2022. Merit’s non-GAAP net income* for the third quarter of 2023 was $43.5 million, or $0.75 per share, compared to non-GAAP net income* of $37.0 million, or $0.64 per share, for the third quarter of 2022.

“We delivered 7.1% constant currency, organic, revenue growth and 9.7% constant currency total revenue growth in the third quarter of 2023, including the contributions of our recently acquired interventional solutions from AngioDynamics,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Our third quarter revenue results exceeded the high end of our expectations, reflecting broad-based strength across each of our primary product categories, particularly in the U.S. We also delivered significant year-over-year improvements in profitability with non-GAAP operating income, net income and earnings per share increasing 25%, 18% and 16%, respectively, year-over-year. We are comfortable with our team’s ability to achieve our financial guidance for fiscal year 2023 – which we updated this afternoon - and expect continued progress in year three of our Foundations for Growth Program and the related financial targets for the three-year period ending December 31, 2023.”

As of September 30, 2023, Merit had cash and cash equivalents of $58.7 million, total debt obligations of $287.1 million, and available borrowing capacity of approximately $558 million, compared to cash and cash equivalents of $58.4 million, total debt obligations of $198.2 million, and available borrowing capacity of approximately $523 million as of December 31, 2022.

Updated Fiscal Year 2023 Financial Guidance

Based upon the information currently available to Merit’s management, for the year ending December 31, 2023, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit now expects the following:

Revenue and Earnings Guidance*

	Prior Year (As Reported)	Updated Guidance		Prior Guidance(1)
	Year Ended	Year Ending	% Change	Year Ending	% Change
Financial Measure	December 31, 2022	December 31, 2023	Y/Y	December 31, 2023	Y/Y

Net Sales	$1.151 billion	$1.242 - $1.251 billion	8% - 9%	$1.230 - $1.244 billion	7% - 8%
Cardiovascular Segment	$1.118 billion	$1.205 - $1.214 billion	8% - 9%	$1.193 - $1.207 billion	7% - 8%
Endoscopy Segment	$32.8 million	$36.9 - $37.0 million	13%	$36.8 - $37.0 million	12% - 13%

GAAP
Net Income	$74.5 million	$89 - $92 million		$76 - $81 million
Earnings Per Share	$1.29	$1.52 - $1.58		$1.30 - $1.39

Non-GAAP
Net Income	$155.8 million	$171 - $174 million		$164 - $170 million
Earnings Per Share	$2.70	$2.93 - $2.99		$2.81 - $2.92

*Percentage figures approximated; dollar figures may not foot due to rounding

2023 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Updated Guidance
	Low	High
2023 Net Sales Guidance - % Change from Prior Year (GAAP)	7.9%	8.7%
Estimated impact of foreign currency exchange rate fluctuations	-0.5%	-0.4%
2023 Net Sales Guidance - % Change from Prior Year (Constant Currency)	8.4%	9.1%

*Percentage figures approximated and may not foot due to rounding

(1)	“Prior Guidance” refers to Merit’s full-year 2023 financial guidance on a stand-alone basis originally issued on February 22, 2023 and as subsequently supplemented on April 26, 2023, June 8, 2023 and July 25, 2023, primarily to (i) reflect the forecasted financial impacts of the acquisition of the dialysis catheter portfolio and BioSentry® Biopsy Tract Sealant System from AngioDynamics, Inc. (“AngioDynamics”) and the acquisition of the Surfacer® Inside-Out® Access Catheter System from Bluegrass Vascular Technologies, Inc. (“BVT”) from their respective acquisition closing dates through December 31, 2023 and (ii) adjust for Merit’s quarterly financial results.

Merit’s financial guidance for the year ending December 31, 2023 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Thursday, October 26, 2023, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,
	2023	December 31,
	(Unaudited)	2022
ASSETS
Current Assets
Cash and cash equivalents	$58,673	$58,408
Trade receivables, net	167,824	164,677
Other receivables	13,576	12,992
Inventories	303,923	265,991
Prepaid expenses and other assets	27,954	22,324
Prepaid income taxes	3,936	3,913
Income tax refund receivables	9,432	779
Total current assets	585,318	529,084

Property and equipment, net	383,326	382,976
Intangible assets, net	340,193	275,872
Goodwill	381,052	359,821
Deferred income tax assets	6,438	6,599
Operating lease right-of-use assets	63,633	65,262
Other assets	48,545	44,352
Total Assets	$1,808,505	$1,663,966

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$48,862	$68,504
Accrued expenses	119,291	123,189
Current portion of long-term debt	3,750	11,250
Current operating lease liabilities	11,688	11,005
Income taxes payable	3,542	6,697
Total current liabilities	187,133	220,645

Long-term debt	282,370	186,759
Deferred income tax liabilities	18,458	18,462
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	1,912
Deferred compensation payable	15,508	15,264
Deferred credits	1,631	1,708
Long-term operating lease liabilities	57,455	59,736
Other long-term obligations	13,806	14,736
Total liabilities	578,620	519,569

Stockholders' Equity
Common stock	695,181	675,174
Retained earnings	547,555	480,773
Accumulated other comprehensive loss	(12,851)	(11,550)
Total stockholders' equity	1,229,885	1,144,397
Total Liabilities and Stockholders' Equity	$1,808,505	$1,663,966

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net sales	$315,230	$287,175	$932,851	$857,566
Cost of sales	173,031	158,602	499,508	473,019
Gross profit	142,199	128,573	433,343	384,547

Operating expenses:
Selling, general and administrative	86,854	89,780	277,925	259,282
Research and development	19,646	19,221	61,089	55,074
Impairment charges	—	—	270	1,672
Contingent consideration expense	562	915	2,177	4,702
Acquired in-process research and development	—	—	1,550	6,671
Total operating expenses	107,062	109,916	343,011	327,401

Income from operations	35,137	18,657	90,332	57,146

Other income (expense):
Interest income	181	116	533	316
Interest expense	(4,841)	(1,831)	(10,534)	(4,180)
Other income (expense) — net	(255)	660	291	(808)
Total other expense — net	(4,915)	(1,055)	(9,710)	(4,672)

Income before income taxes	30,222	17,602	80,622	52,474

Income tax expense	4,388	2,330	13,840	11,359

Net income	$25,834	$15,272	$66,782	$41,115

Earnings per common share
Basic	$0.45	$0.27	$1.16	$0.73
Diluted	$0.44	$0.27	$1.14	$0.71

Weighted average shares outstanding
Basic	57,682	56,835	57,525	56,707
Diluted	58,375	57,586	58,345	57,573

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Nine Months Ended
	September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$66,782	$41,115
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	66,359	61,312
Loss on disposition of business	—	1,389
Write-off of certain intangible assets and other long-term assets	461	1,733
Amortization of right-of-use operating lease assets	8,621	7,819
Adjustments related to contingent consideration liabilities	2,177	2,888
Acquired in-process research and development	1,550	6,671
Stock-based compensation expense	15,346	13,691
Other adjustments	5,427	568
Changes in operating assets and liabilities, net of acquisitions and divestitures	(83,823)	(50,903)
Total adjustments	16,118	45,168
Net cash, cash equivalents, and restricted cash provided by operating activities	82,900	86,283

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(27,151)	(32,539)
Cash paid in acquisitions, net of cash acquired	(138,278)	(4,712)
Other investing, net	(1,575)	(2,817)
Net cash, cash equivalents, and restricted cash used in investing activities	(167,004)	(40,068)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	11,446	6,733
Proceeds from issuance of long-term debt	88,875	(26,257)
Long-term debt issuance costs	(5,240)	—
Contingent payments related to acquisitions	(3,502)	(32,862)
Payment of taxes related to an exchange of common stock	(5,123)	(2,125)
Net cash, cash equivalents, and restricted cash provided by (used in) financing activities	86,456	(54,511)
Effect of exchange rates on cash	(2,181)	(5,862)
Net increase (decrease) in cash, cash equivalents and restricted cash	171	(14,158)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	60,558	67,750
End of period	$60,729	$53,592

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	58,673	51,481
Restricted cash reported in prepaid expenses and other current assets	2,056	2,111
Total cash, cash equivalents and restricted cash	$60,729	$53,592

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of ($0.2) million and $7.3 million to reported revenue for the three and nine-month periods ended September 30, 2023 were calculated using the applicable average foreign exchange rates for the three and nine-month periods ended September 30, 2022.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and nine-month periods ended September 30, 2023, Merit’s constant currency revenue, organic, excludes revenues attributable to certain assets acquired from AngioDynamics in June 2023 and BVT in May 2023.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and nine-month periods ended September 30, 2023 and 2022. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.4 million and $3.2 million for the three-month periods ended September 30, 2023 and 2022, respectively and $9.2 million and $9.3 million for the nine-month periods ended September 30, 2023 and 2022, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	September 30, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$30,222	$(4,388)	$25,834	$0.44

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	13,120	(3,154)	9,966	0.17
Inventory mark-up related to acquisitions	1,741	(418)	1,323	0.02
Operating Expenses
Contingent consideration expense	562	(123)	439	0.01
Amortization of intangibles	2,329	(560)	1,769	0.03
Performance-based share-based compensation (a)	2,403	(344)	2,059	0.04
Corporate transformation and restructuring (b)	2,790	(670)	2,120	0.04
Acquisition-related	107	(26)	81	0.00
Medical Device Regulation expenses (c)	2,444	(587)	1,857	0.03
Other (d)	(2,946)	707	(2,239)	(0.04)
Other (Income) Expense
Amortization of long-term debt issuance costs	425	(102)	323	0.01

Non-GAAP net income	$53,197	$(9,665)	$43,532	$0.75

Diluted shares				58,375

	Three Months Ended
	September 30, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$17,602	$(2,330)	$15,272	$0.27

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,487	(2,571)	7,916	0.14
Operating Expenses
Contingent consideration expense	915	—	915	0.02
Amortization of intangibles	1,554	(384)	1,170	0.02
Performance-based share-based compensation (a)	1,353	(70)	1,283	0.02
Corporate transformation and restructuring (b)	8,535	(1,796)	6,739	0.12
Acquisition-related	667	(163)	504	0.01
Medical Device Regulation expenses (c)	3,873	(948)	2,925	0.05
Other (d)	116	(28)	88	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00
Loss on disposal of business unit	135	(32)	103	0.00

Non-GAAP net income	$45,388	$(8,359)	$37,029	$0.64

Diluted shares				57,586

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Nine Months Ended
	September 30, 2023
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$80,622	$(13,840)	$66,782	$1.14

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	35,184	(8,460)	26,724	0.46
Inventory mark-up related to acquisitions	2,001	(480)	1,521	0.03
Operating Expenses
Contingent consideration expense	2,177	(121)	2,056	0.04
Impairment charges	270	—	270	0.00
Amortization of intangibles	5,959	(1,436)	4,523	0.08
Performance-based share-based compensation (a)	6,067	(771)	5,296	0.09
Corporate transformation and restructuring (b)	14,203	(3,409)	10,794	0.19
Acquisition-related	5,218	(1,253)	3,965	0.07
Medical Device Regulation expenses (c)	9,112	(2,187)	6,925	0.12
Other (d)	(1,309)	314	(995)	(0.02)
Other (Income) Expense
Amortization of long-term debt issuance costs	1,054	(253)	801	0.01

Non-GAAP net income	$160,558	$(31,896)	$128,662	$2.21

Diluted shares				58,345

	Nine Months Ended
	September 30, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$52,474	$(11,359)	$41,115	$0.71

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	31,539	(7,733)	23,806	0.41
Operating Expenses
Contingent consideration expense	4,702	(17)	4,685	0.08
Impairment charges	1,672	(318)	1,354	0.02
Amortization of intangibles	4,749	(1,176)	3,573	0.06
Performance-based share-based compensation (a)	4,354	(413)	3,941	0.07
Corporate transformation and restructuring (b)	20,432	(4,702)	15,730	0.27
Acquisition-related	1,901	(465)	1,436	0.02
Medical Device Regulation expenses (c)	8,451	(2,069)	6,382	0.11
Other (d)	7,845	(1,863)	5,982	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	453	(111)	342	0.01
Loss on disposal of business unit	1,390	(32)	1,358	0.02

Non-GAAP net income	$139,962	$(30,258)	$109,704	$1.91

Diluted shares				57,573

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended		Nine Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$315,230		$287,175		$932,851		$857,566

GAAP Operating Income	35,137	11.1%	18,657	6.5%	90,332	9.7%	57,146	6.7%
Cost of Sales
Amortization of intangibles	13,120	4.2%	10,487	3.7%	35,184	3.8%	31,539	3.7%
Inventory mark-up related to acquisitions	1,741	0.6%	—	—	2,001	0.2%	—	—
Operating Expenses
Contingent consideration expense	562	0.2%	915	0.3%	2,177	0.2%	4,702	0.5%
Impairment charges	—	—	—	—	270	0.0%	1,672	0.2%
Amortization of intangibles	2,329	0.7%	1,554	0.5%	5,959	0.6%	4,749	0.6%
Performance-based share-based compensation (a)	2,403	0.8%	1,353	0.5%	6,067	0.7%	4,354	0.5%
Corporate transformation and restructuring (b)	2,790	0.9%	8,535	3.0%	14,203	1.5%	20,432	2.4%
Acquisition-related	107	0.0%	667	0.2%	5,218	0.6%	1,901	0.2%
Medical Device Regulation expenses (c)	2,444	0.8%	3,873	1.3%	9,112	1.0%	8,451	1.0%
Other (d)	(2,946)	(0.9)%	116	0.0%	(1,309)	(0.1)%	7,845	0.9%

Non-GAAP Operating Income	$57,687	18.3%	$46,157	16.1%	$169,214	18.1%	$142,791	16.7%

Note: Certain percentages may not sum to totals due to rounding.

a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
b)	Includes consulting expenses related to the Foundations for Growth Program, $4.3 million for write-offs of other long-term assets associated with restructuring activities in the nine-month period ended September 30, 2023, and other transformation costs, including severance related to corporate initiatives.
c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
d)	The three-month period ended September 30, 2023 includes an insurance reimbursement of approximately $(3.0) million for costs incurred in responding to an inquiry by the U.S. Department of Justice (the “DOJ”) which was settled in 2020. The nine-month period ended September 30, 2023 also includes acquired in-process research and development charges of $1.6 million. The three-month period ended September 30, 2022 includes costs to comply with Merit’s corporate integrity agreement with the DOJ. The nine-month period ended September 30, 2022 also includes acquired in-process research and development charges of $6.7 million and legal costs associated with a shareholder derivative proceeding.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Nine Months Ended
		September 30,			September 30,
	% Change	2023	2022	% Change	2023	2022
Reported Revenue	9.8%	$315,230	$287,175	8.8%	$932,851	$857,566

Add: Impact of foreign exchange		(181)	—		7,251	—

Constant Currency Revenue (a)	9.7%	$315,049	$287,175	9.6%	$940,102	$857,566

Less: Revenue from certain acquisitions		(7,344)	—		(8,286)	—

Constant Currency Revenue, Organic (a)	7.1%	$307,705	$287,175	8.7%	$931,816	$857,566

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Reported Gross Margin	45.1%	44.8%	46.5%	44.8%

Add back impact of:
Amortization of intangibles	4.2%	3.7%	3.8%	3.7%
Inventory mark-up related to acquisitions	0.6%	—%	0.2%	—%

Non-GAAP Gross Margin	49.8%	48.4%	50.4%	48.5%

Note: Certain percentages may not sum to totals due to rounding.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture, and distribution of proprietary disposable medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling more than 700 individuals. Merit employs approximately 7,100 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, revenues, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross profit and margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP) and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, or the development or commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties associated with Merit’s integration of products acquired from AngioDynamics and BVT and its ability to achieve anticipated financial results, product development and other anticipated benefits of the AngioDynamics and BVT acquisitions; uncertainties as to whether Merit will achieve sales, gross and operating margins, net income and earnings per share performance consistent with its forecasts associated with those acquisitions; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; consequences associated with a Corporate Integrity Agreement executed between Merit and the U.S. Office of Inspector General; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other jurisdictions; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; dependance on distributors to commercialize Merit’s products in various jurisdictions outside the United States; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; and other factors referenced in the 2022 Annual Report and other materials filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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